EXHIBIT 23.2
                                                                    ------------


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-68604, 33-63773, 333-41336, and 333-57174) pertaining to the
1993 Performance and Equity Incentive Plan of Harold's Stores, Inc. of our report dated April 20, 2005, with respect to the consolidated financial statements and schedule of Harold's Stores, Inc. and subsidiaries as of January 29, 2005 and for the 52 week period ended January 29, 2005 included in the Annual Report (Form 10-K) for the year ended February 3, 2007.

                                                          /s/ Ernst & Young LLP

Oklahoma City, Oklahoma
April 25, 2007